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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Board of Trustees
Pennsylvania Real Estate Investment Trust:

We consent to the incorporation by reference in the registration statements (File No. 333-121962, File No. 333-110515, as amended, File No. 333-110926, File
No. 333-109849, File No. 333-109848, File No. 333-97985, as amended, File No.
333-97679, File No. 333-97337, File No. 333-36626, File No. 333-74693, File No.
333-74695, File No. 333-74697, File No. 333-70157, as amended, File No.
333-48917, as amended, File No. 33-61115, as amended) on Form S-3 and (File No. 333-103116, File No. 333-97677, File No. 333-69877, File No. 33-59767, File No.
33-59771, File No. 33-59773) on Form S-8 of Pennsylvania Real Estate Investment Trust of our reports dated March 11, 2005, with respect to the consolidated balance sheets of Pennsylvania Real Estate Investment Trust and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Pennsylvania Real Estate Investment Trust.


/s/ KPMG LLP

Philadelphia, Pennsylvania
March 16, 2005